UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2018

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Senior Executive Short Term Incentive Plan.  On March 22, 2018, the Compensation Committee of the Board of Directors (the "Committee") of Berkshire Hills Bancorp, Inc. (the "Company") adopted the Senior Executive Short Term Incentive Plan ("STIP"), which is an annual performance-based cash incentive plan.

The STIP is intended to motivate, recognize and reward senior executives for their individual and collective contributions to the growth and profitability of the Company and Berkshire Bank (the "Bank"), the wholly-owned subsidiary of the Company.  The STIP serves as a component of a competitive total compensation package that enables the Company and the Bank to attract and retain talent needed to drive the Company and the Bank's future success.

The STIP provides that, at the start of each calendar year, the Committee will determine the corporate performance goals and individual goals that will serve as the basis for calculating the annual cash awards. Individual awards may not exceed 200% of a participant's targeted incentive amount. Furthermore, if a minimum trigger/performance gate is not achieved, the Committee may determine that no bonuses will be paid to some or all of the participants under the STIP. Participants in the STIP are executives of the Bank, who are recommended by the Chief Executive Officer and approved by the Committee. The Chief Executive Officer, President, Chief Operating Officer and Senior Executive Vice Presidents are eligible to participate, and such other executives as may be approved by the Committee.  The Committee may require executives to forfeit and return bonuses paid under the STIP in accordance with a clawback policy.

The foregoing description of the STIP is intended only as a summary and it is qualified in its entirety by reference to the STIP.  A copy of the STIP will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: March 23, 2018	By:	/s/ James M. Moses
James M. Moses Senior Executive Vice President and Chief Financial Officer